Appendix G

                           PURCHASE AND SALE AGREEMENT
                           ---------------------------


       THIS PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of the 15th day of September, 1997, is between Approved Financial Corp., a Virginia Corporation ("Buyer"), and Barry C. Diggins ("Seller").

                             Introductory Statements

        Buyer desires to acquire Seller's Seventeen (17%) percent ownership interest (the "Interest") in Armada Residential Mortgage, LLC ("Armada"). Buyer and Seller desire to effect the purchase and sale of such Interest pursuant to the terms of this Agreement.

        Accordingly, for and in consideration of the foregoing and the mutual agreements, representations, warranties, covenants and conditions set forth in this Agreement, and other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I
                        PURCHASE AND SALE OF THE INTEREST

        1.1 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, Seller shall sell to Buyer, free and clear of all liens, security interests, pledges, charges, claims, options, rights, demands and restrictions of every kind, character and description whatsoever (collectively, "Encumbrances"), and buyer shall purchase from Seller on such date, all of Seller's Interest in Armada.

        1.2 Date and Place of Closing. Upon the terms and subject to the conditions set forth in this Agreement, the purchase and sale of the Shares provided for herein shall be consummated at a closing to be held (i) at the offices of Payne, Gates, Farthing & Radd, P.C., 15th Floor Dominion Tower, 999 Waterside Drive, Norfolk, Virginia 23510-3309 at 10:00 a.m., local time, Sept. 23, 1997, or (ii) at such other place, time and date as Seller and Buyer shall mutually agree upon. The date and event of such purchase and sale are, respectively, herein referred to as the "Closing Date" and the "Closing".

        1.3 Purchase Price. The consideration to be paid by Buyer (the "Purchase Price") to Seller for the Interest shall be Fifty Three Thousand and Seventy Three (53,073.00) Shares of unissued common stock of Buyer (the "Shares") which shall be delivered as follows: 1,000 Shares to be delivered at Closing and the balance of 52,073 Shares to be delivered on January 5, 1998.

        1.4 Deliveries at Closing. Subject to the conditions set forth in this Agreement, at Closing.

        (a) Seller shall deliver to Buyer:

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            (i) a certificate  evidencing and  representing  the Interest in the name of Buyer;

           (ii) written approval by Armada for the transfer; and

          (iii) all other previously undelivered documents, instruments and writings required to be delivered by Seller at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

        (b) Buyer shall deliver to Seller:

            (i) 1,000  Shares as  required  and in the  manner  contemplated  by
                Section 1.3 hereof; and

           (ii) all other previously undelivered documents, instruments and writings required to be delivered by Buyer at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.


                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER


        Seller hereby represents and warrants to Buyer as follows:

        2.1 Organization and Qualification. Armada is (i) a limited liability company validly existing and in good standing under the laws of the State of Virginia; and (ii) duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the character of the properties and assets now owned or leased by it or the nature of the business transacted by it requires it to be so qualified.

        2.2 Authority. Seller has all requisite power and authority to enter into, execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly executed and delivered by Seller and is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller will not result in a violation or breach of or and binding obligation of Seller enforceable against Seller in accordance with its terms.

        2.3 No Conflicts. The execution, delivery and performance of this Agreement by Seller and consummation of the transactions contemplated hereby will not

            (a) result in the creation or imposition of any Encumbrance upon the
                Interest, with or without the giving of notice and/or the passage of time, or

            (b) violate,  conflict with,  effect  acceleration  of, or result in termination, cancellation or modification of, or constitute a default under (i) any contract,

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                agreement or other  instrument  to which Seller is a party or by which either of it or its respective assets is bound or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Seller is a party or by which Seller may be bound or affected or to which any of its respective assets may be subject, or

            (c) violate any statute or law or any judgment, decree, order, writ, injunction, regulation or rule of any court or local, state or federal governmental or regulatory authority.

        2.4 Consents and Approvals. Seller has obtained any necessary consent or approval to transfer the Interest.

        2.5 No Undisclosed or Contingent Liabilities. To the best of Seller's knowledge there is no basis for the assertion against Armada of any liability or obligation of any nature whatsoever (whether fixed, contingent or otherwise inchoate) that may encumber or affect Seller, its assets or the transactions contemplated hereby, other than obligations of Seller set forth on the balance sheet.

        2.6 Litigation. There are no material open and unresolved claims, actions, suits, proceedings, investigations or inquiries pending against Armada or to the best knowledge of Seller, threatened by or against, or otherwise affecting or that would adversely affect Armada, its assets or the transactions contemplated hereby at law or in equity or before or by any federal, state, local, foregoing or other governmental department, commission, board, agency, instrumentality or authority. To the best knowledge of Seller, there exists no valid basis for any such claim, action, suit, proceeding, inquiry or investigation.

        2.7 Compliance with Law. Armada, to the best of Seller's knowledge, is in substantial compliance with all federal state, foreign and local laws (whether statutory or otherwise), ordinances, rules, regulations, orders, judgments, decrees, writs and injunctions of any governmental authority (collectively, "Laws") applicable to Armada.

        2.8 Accredited Investor Status. Seller is an Accredited Investor under Regulation D of the Securities Act of 1933.

        2.9 Sophisticated Investor Status. Seller has such knowledge and experience in financial and business maters that he is capable of evaluating the merits and risks of this transaction and of an investment.

        2.10 Investor Suitability; Illiquidity, Ability to Bear Loss. The overall commitment of Seller to securities which are not readily marketable is not disproportionate to his net worth and his investment in the Shares will not cause his overall commitment to become excessive. Seller has adequate means of providing for his current needs and personal contingencies, has no need for

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

liquidity in his investment in the Shares, and can sustain a complete loss of his investment in the Shares. Seller understands that this purchase is illiquid and involves a high degree of speculative risk.

        2.11 No Governmental Recommendation or Approval. Seller understands that no federal or state agency has passed on or made any recommendation or endorsement of the Shares.

        2.12 Shares Not Registered, Indefinite Holding. Seller has been advised by Buyer and understands, that he must bear the economic risk of an investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act. Therefore, the Shares must be held by the buyer unless they are subsequently registered under the Securities Act or an exemption from such registration is available for the transfer of the Shares. Seller is familiar with Rule 144 of the Securities Act and the restrictions and requirements thereunder as they relate to a public resale.

        2.13 Shares Acquired for Own Account. Seller represents that the Shares are being acquired solely for his own account for investment and not with a view toward, or for resale in connection with, any "distribution" (as that term is used in the Securities Act and the Rules and Regulations thereunder) of all or any portion thereof.

        2.14 No Disposition of Shares Without Securities Law Compliance. Seller agrees not to offer, sell, pledge, hypothecate or otherwise transfer or dispose of any of the Shares in the absence of an effective registration statement (or an exemption from the requirements of registration) under the Securities Act covering such disposition.

        2.15 Stop-Transfer and Legends on Certificates. Seller further understands that a stop-transfer order will be placed on the stock-transfer books respecting the certificates evidencing the Shares, and such certificates shall bear, until such time as the Shares shall have been registered under the Securities Act or shall have been transferred in accordance with such an opinion of counsel, the following legend or one substantially similar thereto

       THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID AT, OR AN AVAILABLE EXEMPTION THEREUNDER.


plus any legend that may be required under any applicable state law.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer hereby represents and warrants to Seller as follows:

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

        3.1 Authority. Buyer has all requisite power and authority to enter into, execute and deliver this Agreement and perform his obligations hereunder. This Agreement has been duly executed and delivered by Buyer and is a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

        3.2 Consents and Approvals. Buyer is not required to obtain, transfer or cause to be transferred any consent, approval, license, permit or authorization, or make any declaration, filing or registration with any third party or any public body or authority in connection with (a) the execution and delivery by Buyer of this Agreement of (b) the consummation of the transactions contemplated hereby.

                                   ARTICLE IV
                                 INDEMNIFICATION

        4.1 Representations and Warranties. The representations and warranties of the parties contained in this Agreement and in any related agreements shall be true and correct in all material respects as of the date of this agreement. Each representation and warranty made hereunder shall survive any investigation made by or on behalf of any party hereto and shall survive the Closing hereunder.

        4.2 Agreement to Indemnify.  Subject to the terms and conditions of this
Article IV, the parties mutually agree to forever indemnify, defend and hold harmless the other, at any time after the Closing, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses including, without limitation, interest, penalties and reasonable attorneys' fees and expenses asserted against the other by reason of or resulting from a breach of any representation, warranty or agreement of the other contained in or made pursuant to this Agreement or other documents prepared or delivered in connection with this Agreement, or any facts or circumstances constituting such a breach.

                                    ARTICLE V
                                  MISCELLANEOUS

        5.1 Commissions. Neither Buyer nor Seller has employed any investment banker, broker, finder, or similar agent in connection with any transaction contemplated by this Agreement.

        5.2 Expenses, Taxes, Etc. Except as otherwise provided herein, each of the parties hereto shall pay all fees, expenses and taxes incurred by it or any of its affiliates in connection with the transactions contemplated by this Agreement.

        5.3 Further Assurances.

        (a) From time to time (including after the Closing Date), at Buyer's request and without further consideration, Seller shall execute and deliver to Buyer such

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

            documents and take such other action as Buyer may reasonably request in order to consummate or more effectively evidence the transactions contemplated hereby.

        (b) From time to time (including after the Closing Date), at Seller's request and without further consideration, Buyer shall execute and deliver such documents and take such other action as Seller may reasonably request in order to consummate or more effectively evidence the transactions contemplated hereby.

        5.4 Successors and Assigns. No party shall have the right to assign all or any part of its interest in this Agreement without the prior written consent of the other parties, and any attempted transfer without such consent shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

        5.5 Definition of Knowledge. For the purpose of this Agreement, the phrases "the best knowledge" of any party and "known" and words of like effect shall mean to the knowledge of such party and any officer, director or manager of any such party, as such knowledge has been obtained in the performance of their duties in the ordinary course of business in a prudent and diligent manner, which knowledge shall also include information existing in the files of such party.

        5.6 No Third-Party Benefit. Nothing in this Agreement shall be deemed to create any right or obligation in any person or entity not a party hereto and this Agreement shall not be construed in any respect to be a contract or agreement in whole or in part for the benefit of or binding upon any person or entity not a party hereto.

        5.7 Entire Agreement: Amendment. This Agreement and the Schedules hereto constitute the entire agreement among the parties hereto with respect to the transactions contemplated herein and supersede all prior oral and written agreements, memoranda, understandings and undertakings between the parties hereto relating to the subject matter hereof. This Agreement may not be modified, amended, altered or supplemented except by a written instrument executed and delivered by each of the parties hereto.

        5.8 Reformation and Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof:

        (a) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable; and

        (b) the  legality,   validity  and   enforceability   of  the  remaining
            provisions hereof shall not in any way be affected or impaired thereby.

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

        5.9 Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

      If to Seller:   Barry C. Diggins
                      8222 Glenmar Road
                      Ellicott City, Maryland 21043

      If to Buyer:    Approved Financial Corp.
                      3420 Holland Road, Suite 107
                      Virginia Beach, Virginia 23452

      with a copy to: Ronald M. Gates, Esquire
                      Payne, Gates, Farthing & Radd, P.C.
                      15th Floor Dominion Tower
                      999 Waterside Drive
                      Norfolk, Virginia 23510-3309

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

        5.10 Governing Law. This Agreement was executed and accepted in the state of Virginia and shall be governed by, and construed and enforced in accordance with, the laws of the state of Virginia, without regard to its conflicts of law rules.

        5.11 Release. In consideration of this Agreement and the Employment Agreement of even date herewith, Seller hereby releases Approved Financial Corp., Approved Residential Mortgage, Inc., and Armada Residential Mortgage, LLC (and all of those officers, directors, and employees of the foregoing entities) from all debts, obligations or liabilities to Seller as of the date hereof, except for those obligations contained in this Agreement, Seller's Employment Agreement of even date herewith, and the Nonqualified Stock Option Agreement of even date herewith.

        5.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the date first above written.

                                         SELLER:

                                         /s/ Barry C. Diggins
                                         ---------------------------------
                                         Barry C. Diggins



                                         BUYER:

                                         APPROVED FINANCIAL CORP.

                                         By: /s/ Allen D. Wykle, President
                                            ------------------------------

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

                      NONQUALIFIED STOCK OPTION AGREEMENT


     AGREEMENT, dated this 15th day of September 1997 between APPROVED FINANCIAL CORP. (the Company) and BARRY C. DIGGINS (the Optionee).

     WHEREAS, the Optionee is now affiliated with the Company as an employee of a subsidiary of the Company and the Company desires to have the Optionee continue to be to be so affiliated and to afford the Optionee the opportunity to acquire stock ownership in the Company so that the Optionee may have a direct proprietary interest in the Company's success; and

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby mutually covenant and agree as follows:

     1.   GRANT OF OPTION

          (a) Subject to the terms and conditions set forth herein, the Company may grant to Optionee at the end of each Company year and within 30 days after audited financials are prepared for the most recent completed year, Nonqualified Stock Options to purchase from the Company, shares of the Company's common stock (the "Stock") in the amount and at the price specified on Exhibit A attached hereto and incorporated herein.

     2. EXERCISE OF OPTION. The Options granted in Paragraph 1 of this Agreement shall be vested and exercisable upon issuance, subject to compliance with all applicable securities laws during the Option Period. The "Option Period" is defined herein to mean the period commencing with the date of this Agreement and ending on the earlier of the applicable date specified in Section 4 or the date 10 years from the date of this Agreement unless such period is extended by the written consent of all parties. No less than 100 shares may be purchased upon any one exercise of the option granted hereby unless the number of shares purchased at such time is the total number of shares in respect of which the Option hereby granted is then exercisable. In no event shall any Option granted hereby be exercisable for a fractional share. From time to time, in its discretion, the Board of Directors (the "Board") may offer the Optionee the right to cancel any Options granted hereunder in exchange for such consideration as the Board shall determine.

     3.   METHOD OF EXERCISING OPTION AND PAYMENT OF OPTION PRICE.

          (a) The Option hereby granted shall be exercised by the Optionee by delivering to the Secretary of the Company, from time to time, on any business day (the Exercise Date), written notice specifying the number of shares the Optionee then desires to purchase (the Notice), and cash, certified check, bank draft, or postal money order to the order of the Company for an amount in United States Dollars equal to the option price for the number of shares specified in the Notice (the total option Price), such payment to be delivered with the notice. The Total Option Price shall be delivered to the Secretary of the Company not later than the end of the first business day after the Exercise Date. In lieu of cash, the Option Price may be paid by the Company reducing the amount of stock by the Option price, or by Optionee paying with Company stock he already owns, subject to compliance with all applicable securities, tax and other laws.

          (b)  The Notice shall be in the form of Exhibit B attached hereto.

          (c) Within a reasonable time after the Exercise Date, the Company shall, subject to the receipt of withholding tax, if any, issue to the Optionee the number of shares with respect to which such option shall be so exercised, and shall deliver to the Optionee a certificate (or certificates) therefor. The certificate shall bear the following legends:

               (i) "THIS COMMON STOCK HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ACT), OR APPLICABLE STATE SECURITIES LAW AND MAY BE OFFERED, SOLD, OR TRANSFERRED ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT OR APPLICABLE STATE SECURITIES LAW OR IF IN THE OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

               (ii) "THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT
                    TO CERTAIN RESTRICTIONS ON TRANSFER AND RIGHTS OF PURCHASE AND CERTAIN OTHER REQUIREMENTS THAT ARE FULLY SET FORTH IN AN AGREEMENT BETWEEN THE SHAREHOLDER AND THE CORPORATION AND, IF ANY, IN THE SHAREHOLDERS' AGREEMENT AMONG THE CORPORATION AND ITS SHAREHOLDERS. ANY SUCH TRANSFER OR ACQUISITION IN VIOLATION OF SUCH AGREEMENT(S) IS NULL AND VOID, AND SUCH LATTER AGREEMENT IS AUTOMATICALLY BINDING ON ANY PERSON WHO ACQUIRES THE SHARES. COPIES OF THE AGREEMENT(S) ARE ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL BUSINESS OFFICE OF APPROVED FINANCIAL CORP."

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

     4. AFFILIATION. If for any reason, Optionee ceases to be affiliated with the Company or a Subsidiary as an employee, the Options granted to such Optionee shall expire on the earlier of the expiration dates specified for said Options at the time of their grant, or three (3) months after the Board of Directors notifies Optionee that it has elected to accelerate its Option Period to three (3) months from such notice.

     5. OPTIONEE. Whenever the word Optionee is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the estate, personal representative, or beneficiary to whom this Option may be transferred by will or by the laws of descent and distribution, the word Optionee shall be deemed to include such person.

     6. RIGHTS AS A STOCKHOLDER. The Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to the shares represented by this Option until this Option shall have been exercised, payment and issue has been made as herein provided, and the Optionee's name has been entered as a stockholder of record on the books of the Company.

     7. THE COMPANY'S RIGHTS. The existence of this Option shall not affect in any way the right or power of the Company or it stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock of the Company or the rights thereof or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     8. RECAPITALIZATION; MERGER AND CONSOLIDATION. If the shares of the Company's Stock as a whole are increased, decreased, or changed into or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure, or the like, and appropriate and proportionate adjustment shall be made in the number and kinds of shares of Stock subject to the system and in the number, kinds, and per share exercise price of shares subject to unexercised options or portions thereof granted prior to any such change. Any such adjustment in an outstanding Option, however, shall be made without a change in the total price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share of stock covered by the option, not fractional shares shall be issued as a result of any such adjustment.

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

     9. PREEMPTION BY APPLICABLE LAWS OR REGULATIONS. Anything in this Agreement to the contrary notwithstanding it at any time specified herein for the issuance of shares to the Optionee, any law, regulation, or requirements of any governmental authority having appropriate jurisdiction shall require either the Company or the Optionee to take any action prior to or in connection with the shares of Stock then to be issued, sold or repurchased, the issue, sale, or repurchase of such shares of Stock shall be deferred until such action shall have been taken.

     10. RESOLUTION OF DISPUTES. Any dispute or disagreement that shall arise under, or as a result of, or pursuant to, this Agreement shall be determined by the Board in its absolute and uncontrolled discretion, and any such determination or any other determination by the Board under or pursuant to this Agreement and any interpretation by the Board of the terms of this Agreement shall be final, binding, and conclusive on all persons affected thereby.

     11. TAX WITHHOLDING. The company shall have the right to deduct from any payment hereunder any federal state, local or employment taxes that it deems are required by law to be withheld. At the request of the Optionee, or as required by law, such sums as may be required for the payment of any estimated or accrued income tax liability may be withheld and paid over to the governmental entity entitled to receive the same. The Company shall have the right to satisfy the withholding obligation by reducing the amount of options in an amount equal to the withholding and simultaneously paying in cash the amount due in withholding.

     12. FRACTIONAL SHARES. Any fractional shares concerning this Option shall be eliminated at the time of exercise by rounding down for fractions of less than one half (1/2) and rounding up for fractions of equal to or more than one half (1/2). No cash settlements shall be made with respect to fractional shares eliminated by rounding.

     13. GOVERNING LAW. All matters relating to this Agreement shall be governed by the laws of the state of Virginia, without regard to the principles of the conflict of laws, except to the extent preempted by the laws of the United States.

     14. CONSTRUCTION. This Agreement has been entered into in accordance with the terms of the Plan, and wherever a conflict may arise between the terms of this Agreement and the terms of the plan, the terms of the plan shall control.

     15. QUALIFIED NATURE OF AGREEMENT. This Agreement is intended to be an agreement concerning a stock option arrangement that is not qualified under Section 422 of the Internal Revenue Code, and this Agreement shall be so construed.

     16. REGULATORY COMPLIANCE. No Stock shall be issued hereunder until the Company has received all necessary regulatory approvals and has taken all necessary steps to assure compliance with federal and state securities laws or has determined to its satisfaction and the satisfaction of its counsel that an exemption from the requirements of the federal and applicable state securities laws are available.

     17. NOTICES. All notices and demands of any kind which the Company, Optionee, or other person may be required or desires to give shall be in writing and shall be delivered in hand to the person or persons to whom addressed (in the case of the Company, with the chief Executive officer or Chief Financial officer, or Secretary of the Company), or by mailing a copy thereof properly addressed by certified or registered mail postage prepaid, with return receipt requested. Notice to Optionee, if mailed, shall be mailed to the last known address of Optionee.

     18. LIMITATION ON OBLIGATIONS OF THE COMPANY. All obligations of the Company arising under or as a result of the Options granted hereunder shall constitute the general unsecured obligations of the Company, and not of the Board of Directors of the Company, any member thereof, the Committee, any member thereof, any officer of the Company, or any other person or any Subsidiary, and none of the foregoing, except the Company, shall be liable for any debt, obligation, cost or expense hereunder.

     19. SEVERABILITY. If any provision of this Plan is applied to any person or to any circumstance shall be adjudged by a court of competent jurisdiction to be void, invalid, or unenforceable, the same shall in no way affect any other provision hereof, the application of any such provision in any other circumstances, or the validity or enforceability hereof.

     20. HEADINGS. The headings of the several paragraphs herein are inserted solely for convenience of reference and are not intended to form a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

     21. SUCCESSORS. This Plan shall be binding upon the respective successors, assigns, heirs, executors, administrators, guardians and personal representatives of the Company and Optionee.

     IN WITNESS WHEREOF, the parties have attached their signatures as follows:



                                    APPROVED FINANCIAL CORP.


                                    By: /s/ Allen D. Wykle
                                        ------------------------


                                    OPTIONEE:

                                    /s/ Barry C. Diggins
                                    ----------------------------
                                    Barry C. Diggins

                                    EXHIBIT A

                     to Nonqualified Stock Option Agreement
              between Approved Financial Corp. and Barry C. Diggins


     Barry C. Diggins employment contract with Approved Residential Mortgage, Inc. dated September 15, 1997, provides for an incentive payment of 5% of all after-tax net profits for specified offices which are under the responsibility of Barry C. Diggins. To the extent that the amount under this provision to which Barry C. Diggins would be entitled exceeds annually $150,000 (herein called the "Excess"), the Company may, in lieu of cash, issue Nonqualified Stock Options to purchase a number of shares of the common stock of the Company which number annually shall be equal to that number arrived at by dividing the Excess by one half of the Average Fair Market Value per share of common stock of the Company as of the close of business on the last trading day prior to the end of each quarter during the year. Factional shares shall be rounded to the nearest whole share.

     The price per share shall be one half of the Average Fair Market Value. For purposes of this exhibit the term Fair Market Value shall mean, on any given date the arithmetical average between the bid and asked price of the common Stock on the Bulletin Board of the over-the-counter market (or if trading on the NASDAQ, then on the NASDAQ) on such date, or if the stock market is closed on such date, the next preceding date on which it was open.

                                   Exhibit B
                          NOTICE OF EXERCISE OF OPTION
                          ----------------------------

     The undersigned ("Optionee") hereby exercises his option for _____shares of common stock of APPROVED FINANCIAL CORP. The Optionee hereby agrees to pay the sum of $_______ per share.

     The Optionee hereby represents and warrants that he is executing his option and making the contribution provided herein for his own account for investment purposes and not with any view toward or intention of resale or redistribution of any part of the stock acquired in the Company.

     The Optionee hereby acknowledges that he is acquiring an investment which is not now nor anticipated to be registered under any federal or state securities law and agrees that he shall not transfer, sell, assign, pledge or otherwise dispose of his stock interest (or any rights under this Agreement) unless the common stock is registered under the Securities Act of 1933 and applicable state Blue Sky Laws, or, in the opinion of counsel for the Company, prepared at the expense of the Optionee and the Optionee's future transferee, there is available an exemption from such registration with respect to the proposed transfer. The Optionee further acknowledges that there shall be no obligation on the part of any Officer or Director to permit or cause such state or federal registration.

     The Optionee hereby consents to the following actions of the Company:

     1. A legend shall be palced on any certificate issued referring to or evidencing the stock interest stating that the common stock has not been registered under the Securities Act of 1933 or any state Blue Sky Law and setting forth the limitations on resale;

     2.  Appropriate   records  of  the  Company  shall  contain  stop  transfer
instructions reflecting the restrictions on transfer; and

     3. The same actions shall be taken in connection with any cetificates evidencing a stock interest issued in replacement of the Optionee's interest or issued to any transferee of the Optionee.

     The Optionee represents and warrants that he:

     1.  Has received and reviewed the most recent annual report of the Company;

     2. Has executed his option relying solely on the information set forth in the most recent annual report and information furnished by the Company pursuant to Optionee's own request;

     3. Is aware that with respect to such information, the Company warrants only that it was assembled by it in good faith from sources which it deemed reliable and it has no knowledge which would lead it to believe that any such information is incorrect or misleading;

     4. Is aware that the Company is willing upon request to provide to the Optionee any additional information which the Company has access to in respect to the Company and to answer any questions of Optionee;

     5. Is aware that there is no public market for this investment and it may not be possible to liquidate this investment.

     6. Understands and acknowledges that under current interpretations of relevant securities laws that an exemption from registration whereby the Optionee could resell his shares does not exist but may only come into being after the Optionee has held the investment for at least several years and the potential for any exemption can change if applicable laws, regualtions or court interpretations change;

     7. Understands and acknowledges that no registration under federal or state securities laws is planned, or assured, and that the Company has no intention of ever attempting to register the common stock now or in the future;

     8. Understands that counsel for the Comapny may file relevant forms with the Securities and Exchange Commission within a specified time after receipt of this letter and will cooperate in providing any necessary information to the Company in that regard, promptly and that the Company shall have the absolute right to defer the date of exercise until counsel for Company determines that all laws and regulations are complied with including sufficient time to file the appropriate forms or any other required filings or notices.

OPTIONEE INFORMATION (Type or Print):

Name of Optionee
                ----------------------------------------------------------------

Address
       -------------------------------------------------------------------------

                                             Zip
---------------------------------------------   --------------------------------

Social Security/Fed. ID#
                        --------------------------------------------------------

Telephone No. (    )
              ------------------------------------------------------------------

Date Executed:
              ---------------------------    -----------------------------------
                                                   (Signature of Optionee)